UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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First Citizens Banc Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1
PROPOSAL 2
EXECUTIVE OFFICERS OF THE CORPORATION

FIRST CITIZENS BANC CORP
SANDUSKY, OHIO
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 18, 2006
TO THE SHAREHOLDERS:
     Notice is hereby given that the annual meeting of the shareholders of First Citizens Banc Corp (the “Corporation”) will be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio, on Tuesday, April 18, 2006, at 10:00 a.m., E.D.T., for the purpose of considering and voting upon the following:
1.	To elect four (4) Class III directors to serve for terms of three (3) years or until their successors are elected and qualified.

2.	To approve the proposed fees for non-employee directors.

3.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.
     Only those shareholders of record at the close of business on March 1, 2006 will be entitled to notice of and to vote at the meeting.
     Included with this notice are a Proxy Statement and proxy. The Proxy Statement and the accompanying proxy will be sent to shareholders by mail on or about March 17, 2006. It will be appreciated if you will complete your proxy promptly as described in the proxy statement.
By Order of the Board of Directors
Donna J. Dalferro, Secretary
First Citizens Banc Corp
March 17, 2006

FIRST CITIZENS BANC CORP
100 East Water Street, P. O. Box 5016
Sandusky, Ohio 44870
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 2006
     The enclosed proxy is being solicited by the Board of Directors of First Citizens Banc Corp (the “Corporation”) for use at the annual meeting of shareholders of the Corporation to be held April 18, 2006, at 10:00 a.m., E.D.T. (and at any adjournments thereof), at the Cedar Point Center Facility, BGSU Firelands College, Huron, Ohio.
     Shareholders may insure their representation by completing, signing, dating and promptly returning the enclosed form of proxy in the return envelope, which requires no postage if mailed in the United States. Alternately, shareholders holding shares registered directly with the Corporation’s transfer agent, Illinois Stock Transfer Company, may appoint proxies to vote electronically via the Internet or by using the toll-free telephone number given on the form of the proxy. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m. local time in Sandusky, Ohio, on April 14, 2006. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by those shareholders.
     The proxy may be revoked by a shareholder at any time before it is exercised by sending a written notice of revocation to the Secretary, First Citizens Banc Corp, 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870, by submitting a subsequently dated proxy or by revoking such proxy in open meeting. A shareholder may also change such shareholder’s vote by executing and returning to the Company a later-dated proxy, by a later-dated vote through the Internet site, by using the toll-free telephone number stated on the form of proxy, or by voting at the open meeting. In addition to the use of the mails, solicitation of proxies may be made by personal interviews and telephone by Directors and officers of the Corporation, who will not be additionally compensated for such services. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the stock held of record by such persons and will be reimbursed by the Corporation, upon request, for their out-of-pocket costs and clerical expenses incurred in connection with such solicitation. All other expenses for solicitation of proxies will be borne by the Corporation.
     The only class of stock of the Corporation presently outstanding is no par common shares. The total number of outstanding common shares at the close of business on March 1, 2006, the record date for determination of the shareholders entitled to vote at the meeting, was 5,479,080, and there are 5,443,590 common shares entitled to vote at the meeting. (As of the record date, the individuals entitled to the remaining shares had not exchanged stock in an acquired company for the shares in the Corporation.) A majority of the outstanding common shares represented in person or by proxy shall constitute a quorum at the Annual Meeting.
     Under the General Corporation Law of the State of Ohio, each shareholder will have cumulative voting rights in the election of directors if any shareholder gives written notice to the President, Secretary or any Vice President of the Corporation (not less than forty-eight hours before the meeting if at least ten days notice of the meeting has been given) that the shareholder desires to cumulate votes in the election of directors. Cumulative voting allows the shareholder to multiply the number of shares that he or she may be entitled to vote by the total number of directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates. If a shareholder properly requests cumulative voting, the persons named in the accompanying proxy intend to vote the proxies they receive cumulatively allocating the votes among the nominees for director as they deem best. For all other purposes each share is entitled to one vote.
     At the meeting, the shareholders will consider and vote upon the following: (i) the election of four (4) directors of the Corporation; (ii) the proposed fees for non-employee directors; and (iii) any other business that may be properly brought before the meeting or any adjournment thereof.
     The four (4) nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Class III directors. Approval of the proposed fees for non-employee directors requires the affirmative vote of a majority of shares represented at the meeting. An abstention will be deemed to be present for the purpose of determining a quorum for the meeting, but will not be counted as voting for or against the issue to which it relates.

     The results of votes taken at the Annual Meeting will be disclosed in the Corporation’s Second Quarterly Report for 2006 on Form 10-Q, as filed with the Securities and Exchange Commission. The disclosure will include, for each proposal, the number of votes for, the number of votes against and the number of abstentions. In addition, the disclosure will set forth the number of votes received by each candidate running for a directorship.
     The Corporation’s business is carried on primarily by its wholly-owned subsidiaries: The Citizens Banking Company, SCC Resources, Inc., Mr. Money Finance Co., First Citizens Title Agency, Inc., First Citizens Insurance Agency, Inc., and Water Street Properties, Inc. (collectively the “Subsidiaries”).

PROPOSAL 1
ELECTION OF DIRECTORS
Information Concerning Directors and Nominees
     The Code of Regulations of the Corporation provides that the number of Directors shall be not less than five (5) nor more than twenty-five (25), as from time to time shall be determined by Resolution of the Board of Directors of the Corporation. The Code of Regulations of the Corporation also provides that the Board of Directors shall be divided into three (3) classes, with the term of office of one class expiring each year. During 2005, John L. Bacon resigned as a director and Laurence A. Bettcher was appointed as a director of the Corporation. The Board of Directors currently consists of 12 members. The terms of the four (4) Class III directors expire on the date of the annual meeting in 2006.
     The nominees named below are proposed to be elected to hold office for a term of three (3) years or until the election and qualification of their successors. The proxies solicited hereby, unless directed to the contrary therein, will vote for the nominees named below and cannot be voted for a greater number of persons than the number of nominees named below. All of the nominees have expressed their willingness to serve. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director, but if for any reason any of these nominees should not be available or able to serve, the accompanying proxy will be voted by the persons acting under the proxy according to the best judgment of the persons named in the proxy. The Board of Directors recommends that shareholders vote “FOR” the nominees listed below.
     The following table lists the Directors of the Corporation, and named executive officers from the Summary Compensation table on page 11, their principal occupations and present positions with the Corporation or any of the Subsidiaries, the year they first became Directors of the Corporation, and their age and the number of the Corporation’s common shares beneficially owned by them, as of March 1, 2006:

Name and principal occupation
or employment for the past			Beneficial	Approximate
five years; present			Ownership of	percentage of	Term of
membership on committees and	Director		Common	outstanding	Office
Boards of Subsidiaries.	Since	Age	Shares	Common Shares	Expires
Nominees for Three (3) Year Term:

Blythe A. Friedley	1998	56	80,500	1.47%	2006
Friedley Insurance Company Director, Union Banking Company (1) (15) (17) (20) (25)

W. Patrick Murray	1983	65	142,000	2.59%	2006
Attorney, Murray & Murray Attorneys at Law (2) (17) (19) (20) (22)

Robert L. Ransom	2001	59	80	.001%	2006
Funeral Director, Ransom Funeral Home (15) (18)

Daniel J. White	2002	56	1,149	.02%	2006
International Business Consultant Retired President, Geotrac (3) (16) (18) (21)

Name and principal
occupation or employment
for the past five years;			Beneficial	Approximate
present membership on			Ownership of	percentage of	Term of
committees and Boards of	Director		Common	outstanding	Office
Subsidiaries.	Since	Age	Shares	Common Shares	Expires
Directors Continuing in Office and Named Executive Officers

Laurence A. Bettcher	2005	66	39,200	.72%	2007
President, Bettcher Industries, Inc. (4) (15)

Robert L. Bordner	1998	69	10,000	.18%	2008
Retired President, Herald Printing Company (5) (16) (19)

Robert E. Dentinger	2005	52	4,242	.08%	2008
General Manager, Country Star Co-Op (19) (24)

George L. Mylander	1965	73	393,183	7.18%	2008
Retired Educator and City Official Chair Emeritus, Firelands Regional Medical Center (6) (17) (20) (22)

Allen R. Nickles	2003	56	2,500	.05%	2007
Certified Public Accountant, Partner, Payne, Hammersmith, Nickles & Co. (7) (17) (19) (24)

Leslie D. Stoneham	2002	62	1,390	.03%	2007
President, Stoneham Farms, Inc. (8) (15) (17)

David A. Voight	1989	64	17,229	.31%	2007
President, First Citizens Banc Corp Chairman, The Citizens Banking Company (9) (15) (22) (23) (24) (25) (26)

J. George Williams	2005	69	34,872	.64%	2008
Owner, Secretary/Treasurer
W & W Farms and Thousand
Oaks Farms, Inc.
Chairman, FNB Financial
Corporation until October,
2004 and Chairman, First
National Bank of Shelby until
October, 2004
(10) (21) (22)

Name and principal
occupation or employment
for the past five years;			Beneficial	Approximate
present membership on			Ownership of	percentage of	Term of
committees and Boards of	Director		Common	outstanding	Office
Subsidiaries.	Since	Age	Shares	Common Shares	Expires
James O. Miller		53	11,280	.21%
Executive Vice President, First Citizens Banc Corp President and CEO, The Citizens Banking Company (11) (15) (22) (23) (24) (25) (26)

James E. McGookey		55	685	.01%
Senior Vice President, First Citizens Banc Corp (12) (23) (25) (26)

Charles C. Riesterer		51	6,410	.12%
Executive Vice President, First Citizens Banc Corp (13)

LeRoy C. Link		56	4,010	.07%
Senior Vice President, First Citizens Banc Corp (14) (23)

Directors and Executive Officers as a Group			748,730	13.56%

(1)	53,667 shares owned by Blythe A. Friedley Trust; 22,067 shares owned by Arlene M. Friedley CRUT Trust; 4,766 shares owned by Arlene M. Friedley Trust.

(2)	31,300 shares owned by W. Patrick Murray IRA; 110,700 shares owned by W. Patrick Murray.

(3)	523 shares owned by Daniel J. White IRA; 626 shares owned by Daniel J. White.

(4)	9,400 shares held by Laurence A. Bettcher Trust; 27,750 shares held by Laurence A. Bettcher IRAs; 2,050 shares held by Sandusky Bay Company, Ltd., a limited liability company owned by Laurence A. Bettcher.

(5)	10,000 shares owned by Robert L. Bordner and Carolyn W. Bordner Trust and Robert L. Bordner Trust.

(6)	393,183 shares held under the George L. Mylander Voting Trust Agreement.

(7)	900 shares owned by Allen R. Nickles; 1,100 shares owned by Diane L. Nickles, spouse of Allen R. Nickles; 500 shares owned by child of Allen R. Nickles.

(8)	1,390 shares owned by Leslie D. Stoneham Trust.

(9)	Includes 9,500 currently exercisable options.

(10)	33,722 shares owned by J. George Williams Trust; 1,150 shares owned by J. George Williams and Doris Williams, spouse of J. George Williams.

(11)	2,500 shares owned by Martha Miller IRA, spouse of James O. Miller; 480 shares owned by children of James O. Miller. Also includes 8,300 currently exercisable options.

(12)	685 shares held in James E. McGookey IRA.

(13)	Includes 6,400 currently exercisable options.

(14)	110 shares owned by LeRoy C. Link and April Link, spouse of LeRoy C. Link. Also includes 3,900 currently exercisable options.

(15)	Member of Asset-Liability Committee.

(16)	Alternate member of Asset-Liability Committee.

(17)	Member of Nominating and Corporate Governance Committee.

(18)	Alternate Member of Nominating and Corporate Governance Committee.

(19)	Member of Audit Committee.

(20)	Member of Compensation, Benefits and Liability Committee.

(21)	Alternate Member of Compensation, Benefits and Liability Committee.

(22)	Member of Board of Directors of The Citizens Banking Company.

(23)	Member of Board of Directors of SCC Resources, Inc.

(24)	Member of Board of Directors of Mr. Money Finance Co.

(25)	Member of Board of Directors of First Citizens Insurance Agency, Inc. and First Citizens Title Insurance Agency, Inc.

(26)	Member of Board of Directors of Water Street Properties, Inc.
Boards and Committees
     It is the policy of the Corporation that its Directors also serve as directors of certain of its Subsidiaries. The Board of the Corporation met 9 times in 2005. During 2005,

Mr. White did not attend at least 75% of the meetings of the Board and the Committees of which he is a member. All other Directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. Ten of the Directors attended the 2005 Annual Meeting. The Corporation does not have a policy with regard to Board members’ attendance at annual meetings.
     The Board of the Corporation has the following standing committees: Asset-Liability Committee, Nominating and Corporate Governance Committee (“Nominating Committee”), Audit Committee, and Compensation, Benefits and Liability Committee. The members of each of these committees are indicated by footnotes in the table of directors on pages 4-6. All members of the Audit Committee are “independent” under the listing standards of the NASD. All members of the Nominating Committee are also “independent” under the listing standards of the NASD. The Asset-Liability Committee met 4 times in 2005; the Nominating Committee met 5 times in 2005; the Audit Committee met 4 times in 2005; and the Compensation, Benefits, and Liability Committee met 2 times in 2005.
     The Asset-Liability Committee establishes and monitors the volume and mix of the subsidiary bank’s assets and funding sources in an effort to assist in managing and maintaining the subsidiary bank’s profits. The Compensation, Benefits and Liability Committee recommends annual budgetary levels for employee compensation and benefits; reviews and establishes the policies for all benefit programs for the Corporation and its Subsidiaries; reviews and recommends the affirmative action program for the Corporation and its Subsidiaries; and reviews and makes recommendations for benefit insurance programs of the Corporation and its Subsidiaries.
     The Corporation has a standing Nominating Committee. The Nominating Committee recommends to the Corporation’s Board of Directors the names of those persons to be proposed for election as Directors of the Corporation at its Annual Meeting and is responsible for reviewing and establishing corporate governance policies and programs. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of this charter is posted on the Corporation’s website and may be viewed at www.fcza.com. It has not adopted a formal policy with regard to consideration of any director candidates recommended by security holders which is deemed appropriate because the Nominating Committee considers all recommendations for candidates from any source. Any shareholder recommendations, including recommendations as to director candidates, to be considered by the Nominating Committee should be sent in writing to it in care of the Corporation’s Secretary at 100 East Water Street, Sandusky, Ohio 44870. The Nominating Committee has adopted criteria for evaluating director candidates and existing directors, but it has not established specific, minimum qualifications that must be met by any nominee or any specific qualities or skills that are necessary for a director to possess. The Nominating Committee identifies nominees by considering and retaining the recommendations from all sources and evaluates them by applying the criteria that it has adopted.
     The Audit Committee receives and reviews on a regular basis the internal audits of the Corporation and its Subsidiaries and reviews the drafts of the Corporation’s financial statements received by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which is posted on the Corporation’s website and may be viewed at www.fcza.com. The Board of Directors has determined that the Corporation has at least one audit committee financial expert. The financial expert is Allen R. Nickles, who is “independent” under the listing standards of the NASD.
Compensation of Directors
     During 2005, the Directors of the Corporation and each of its Subsidiaries received a Director’s fee at the rate of $500.00 per Board of Directors meeting attended, except that the fee was lowered to $100.00 for those Directors who are also Directors of The Citizens Banking Company when such meeting immediately followed or preceded a meeting of the Board of Directors of The Citizens Banking Company. During 2005, the Directors of the Corporation received $250.00 per committee meeting attended. Directors who are also officers of the Corporation and/or the Subsidiaries do not receive any compensation as directors or for attendance at any committee meetings.
     The Corporation and each of its Subsidiaries have adopted a non-qualified Deferred Compensation Plan for each non-employee director. Pursuant to each such plan, a director may defer any or all of the director fees or committee fees earned by such director during a particular calendar year. During 2005, three directors, Blythe A. Friedley, Ronald E. Dentinger and Allen R. Nickles, elected to defer a portion of their director fees and/or committee fees earned as directors of First Citizens Banc Corp.

PROPOSAL 2
APPROVAL OF DIRECTOR FEES FOR NON-EMPLOYEE DIRECTORS
     As described above, the non-employee Directors receive a fee for attending Board and committee meetings. The Board has approved a proposal that non-employee Directors be paid the following fees for 2006: $500.00 per Board of Directors meeting attended, except that the fee will be lowered to $100.00 for those Directors who are also Directors of The Citizens Banking Company when such meeting immediately follows or precedes a meeting of the Board of Directors of The Citizens Banking Company. The Board believes that the proposed fees are competitive with the fees paid by other financial holding companies in our markets and will ensure that we attract and retain qualified Board members. The Board of Directors recommends that you vote “FOR” the proposed fees for non-employee Directors.
Transactions/Proceedings with Directors, Officers and Associates
     The Subsidiary of the Corporation that is a bank has had and expects to have banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation, and associates of such persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and that do not involve more than normal risk of collectibility or present other unfavorable features. The Corporation and the banking Subsidiary also have had and expect to have transactions in the ordinary course of business with their directors, officers, principal shareholders, and their associates, on the same terms as those prevailing at the same time for comparable transactions with others. All such loans presently outstanding to directors and executive officers, including their immediate families and companies in which they are executive officers, are performing loans.
     The Corporation, together with its subsidiaries, has retained the law firm of Buckingham, Lucal, McGookey & Zeiher Co., L.P.A. as legal counsel for the past several years. During 2005, the Corporation, together with its Subsidiaries, paid Buckingham, Lucal, McGookey & Zeiher Co., L.P.A. the sum of $150,293.00. It is anticipated that this relationship will continue during the coming year. James E. McGookey, Senior Vice-President and General Counsel of the Corporation, was formerly associated with that law firm, and his brother remains a shareholder in that law firm.
     There are no material proceedings to which any director, officer or affiliate of the Corporation, any owner of record or beneficially of more than 5% of the voting securities of the Corporation, or any associate of any such director, officer, affiliate of the Corporation, or security holder is a party adverse to the Corporation or any of its Subsidiaries or has a material interest adverse to the Corporation or any of its Subsidiaries.
Section 16(a) Beneficial Ownership Reporting Compliance
     Under the federal securities laws, the Corporation’s Directors, executive officers and any persons holding more than ten percent (10%) of the Corporation’s stock are required to report their initial ownership of the Corporation’s common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. One director, Blythe A. Friedley, had one late filing of Form-4. In making these disclosures, the Corporation has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.
Code of Ethics
     The Corporation has a Code of Conduct (Ethics) applicable to all of its directors, officers and employees, including its principal executive officer and its principal financial officer. The Corporation has not granted waivers to any director or executive officer. A copy of the Code of Conduct (Ethics) is posted on the Corporation’s website and may be reviewed at www.fcza.com.

Communication with Board
     There is a process for security holders to send communications to the Corporation’s Board of Directors. Security holders can send communications to the Board or to a specified Director by mailing the communication to James E. McGookey, Senior Vice President and General Counsel, at 100 East Water Street, Sandusky, Ohio 44870. All such communications will be relayed as requested.
Principal Independent Accountants
     Crowe Chizek and Company LLC (“Crowe Chizek”) served as the Corporation’s principal independent accountants during 2004 and 2005. The Corporation is in the process of selecting its principal independent accountant for 2006. The Audit Committee pre-approves all services to be rendered by Crowe Chizek and the fees for such services. Proposals submitted by Crowe Chizek are presented to and acted upon at meetings of the Committee. Crowe Chizek billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Corporation and its subsidiaries for the years 2004 and 2005. Representatives of Crowe Chizek are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they desire to do so.

	2004	2005
Audit Fees (1)	$253,675	$285,700
Audit Related Fees (2)	$52,785	$16,700
Tax Fees (3)	$8,100	$25,500
All Other Fees (4)	$55,895	$45,475
	$370,455	$373,375

(1)	Includes fees related to the consolidated financial audit for the Corporation, including quarterly reviews, review of Forms 10-Q and 10-K, and attestation of management reports on internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Includes fees related to the audit of the 401(k) Plan and Pension Plan.

(3)	Includes fees for services performed related to the preparation of various federal, state and local income tax returns, and tax planning.

(4)	Includes fees for compliance services regarding Bank Secrecy Act and Fair Lending. Fees also include the software provided for Corporation’s compliance with Section 404 and the Sarbanes-Oxley Act of 2002.
     The Committee has been provided with information regarding the services provided by Crowe Chizek and has considered the compatibility of such services with maintaining the auditors’ independence. All of the services were approved by the Committee.
Audit Committee Report
     The Corporation’s Audit Committee has reviewed and discussed with management the audited financial statements of the Corporation for the year ended December 31, 2005. In addition, the Committee has discussed with Crowe Chizek, the independent auditing firm for the Corporation, the matters required by Statements on Auditing Standards No. 61, Communications with Audit Committees.
     The Committee also has received the written disclosures from Crowe Chizek required by Independence Standards Board Standard No. 1, and has discussed with Crowe Chizek its independence from the Corporation.
     Based on the foregoing discussions and reviews, the Committee has recommended to the Corporation’s Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
Respectfully submitted,
The Audit Committee
Allen R. Nickles, Chairman
William F. Boose
Robert L. Bordner
Ronald E. Dentinger
W. Patrick Murray
Daniel J. White

EXECUTIVE OFFICERS OF THE CORPORATION
     The following table sets forth the names and ages of all current executive officers of the Corporation, all executive positions and offices held with the Corporation or its Subsidiaries and terms of such positions and offices.

NAME	AGE	POSITION
David A. Voight	64	Director of the Corporation since 1990
		Director of The Citizens Banking Company since 1989
		Director of SCC Resources, Inc. since 1993
		Director of Mr. Money Finance Co., Inc. since 2000
		Director of First Citizens Insurance Agency, Inc. since 2001
		Director of First Citizens Title Insurance Agency, Inc. since 2001
		Director of Water Street Properties, Inc. since 2003
		Chairman of the Board of The Citizens Banking Company since 2002
		Chief Executive Officer of The Citizens Banking Company from 2002 to 2005
		President of the Corporation from 1994 to 2002
		President of The Citizens Banking Company from 1992 to 2002
		Executive Vice President of The Citizens Banking Company from 1989 to 1991
		Senior Vice President of The Citizens Banking Company from 1985 to 1989

James O. Miller	53	Director of The Citizens Banking Company since 2000
		Director of Mr. Money Finance Co., Inc. from 2000 to 2004
		Director of Water Street Properties, Inc. since 2003
		President of The Citizens Banking Company since 2002
		Chief Executive Officer of The Citizens Banking Company since 2005
		Executive Vice President of the Corporation since 1998
		Executive Vice President of The Citizens Banking Company from 1998 to 2002
		Senior Vice President/Controller of the Corporation from 1994 to 1997
		Senior Vice President of The Citizens Banking Company from 1996 to 1998
		Senior Vice President/Controller of The Citizens Banking Company from 1992 to 1995
		Secretary/Treasurer of SCC Resources, Inc. since 1993
		Secretary/Treasurer of Mr. Money Finance Co., Inc. since 2000

LeRoy C. Link	56	Senior Vice President of the Corporation since 1998
		President of SCC Resources, Inc. since 1993
		Director of SCC Resources, Inc. since 1993

Todd A. Michel	41	Senior Vice President/Controller of the Corporation since 2000
		Senior Vice President/Controller of The Citizens Banking Company since 1999
		Vice President/Controller of The Citizens Banking Company from 1998 to 1999
		Vice President/Controller of the Corporation from 1998 to 2000
		Controller of The Citizens Banking Company from 1996 to 1998

Charles C. Riesterer	51	Executive Vice President of The Citizens Banking Company since 2005
		Senior Vice President of The Citizens Banking Company since 1998
		Senior Vice President of the Corporation since 1998
		Vice President of The Citizens Banking Company from 1992 to 1998
		Asst. Vice President of The Citizens Banking Company from 1987 to 1991

NAME	AGE	POSITION
James E. McGookey	55	Senior Vice President and General Counsel of the Corporation since 2002
		Senior Vice President of The Citizens Banking Company since 2002
		Director of Water Street Properties, Inc. since 2003
		Director of First Citizens Insurance Agency, Inc. since 2003
		Director of First Citizens Title Insurance Agency, Inc. since 2003
		Director of SCC Resources, Inc. since 2004
		Shareholder/Attorney of Buckingham, Lucal, McGookey & Zeiher Co., L.P.A. (law firm) handling representation of business clients including the Corporation from 2000 to 2002 Partner in Lucal & McGookey (law firm) prior to 2000

Bruce A. Bravard	57	President and Chief Executive Officer of First Citizens Bank from 2004 to 2005
		Senior Vice President of the Corporation since 2003
		Senior Vice President of The Citizens Banking Company from 2003 to 2004
		President and CEO of The Castalia Banking Company from 1999 to 2002
		Senior Vice President of The Castalia Banking Company from 1993 to 1999
		Vice President of The Castalia Banking Company from 1991 to 1992 Asst. Vice President of The Castalia Banking Company from 1987 to 1991
Executive Compensation
     Under rules established by the Securities and Exchange Commission (the “SEC”), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation’s Chairman of the Board, President and Chief Executive Officer and, if applicable, the four other most highly compensated Executive Officers whose compensation exceeded $100,000 during the Corporation’s fiscal year. The disclosure requirements, as applied to the Corporation, include the Corporation’s President, Mr. David A. Voight, the Corporation’s Executive Vice-President and The Citizens Banking Company’s President and Chief Executive Officer, Mr. James O. Miller, the Corporation’s Senior Vice President and General Counsel, Mr. James E. McGookey, the Corporation’s Executive Vice President Charles C. Riesterer and the Corporation’s Senior Vice President, LeRoy C. Link.
     The following table sets forth information as to the cash compensation paid or accrued by the Corporation or the Subsidiaries during 2005:
Summary Compensations

Name of Individual	Year	Salary	Bonus	Other (1)
Mr. Voight	2005	$230,125	$0	$3,413
	2004	$206,500	$0	$3,021
	2003	$206,478	$0	$2,984

Mr. Miller	2005	$175,125	$0	$1,877
	2004	$153,831	$0	$1,867
	2003	$153,831	$0	$1,796

Mr. McGookey	2005	$145,525	$0	$2,183
	2004	$135,125	$0	$2,027
	2003	$135,615	$0	$1,487

Mr. Riesterer	2005	$115,125	$0	$1,727
	2004	$94,140	$0	$1,412
	2003	$94,125	$0	$1,410

Mr. Link	2005	$110,125	$0	$1,652
	2004	$89,879	$0	$1,348
	2003	$89,864	$0	$1,346

(1)	Represents contributions to the 401(k) plan.

First Citizens Banc Corp Stock Option and Stock Appreciation Rights Plan
     On April 18, 2000, the shareholders of the Corporation approved the First Citizens Banc Corp Stock Option and Stock Appreciation Rights Plan (the “Plan”), which provides for discretionary grants of incentive stock options (under Internal Revenue Code Section 422), nonqualified stock options, and stock appreciation rights to certain executive employees. The Plan is administered by the Compensation, Benefits and Liability Committee of the Corporation’s Board of Directors, and provides that the exercise price of options granted hereunder shall not be less than the fair market value of the outstanding shares of the Corporation on the date the options are granted.
     The Corporation did not grant options to named executives during 2005.
     The following table provides information concerning the exercise of options and fiscal year-end option value.
Aggregated Option Exercises in 2005
and Fiscal Year-End Option Values

Value of Unexercised
	Shares		Number of Securities	In-the Money Options
	Acquired on	Value	Underlying Unexercised	at 12/31/05 ($)
	Exercise	Realized	Options at 12/31/05(#)	Exercisable/
Name	(#)	($)	Exercisable/Unexercisable	Unexercisable
David A. Voight	-0-	-0-	9,500 / 0	$0 / $0

James O. Miller	-0-	-0-	8,300 / 0	$0 / $0

Charles C. Riesterer	-0-	-0-	6,400 / 0	$0 / $0

LeRoy C. Link	-0-	-0-	3,900 / 0	$0 / $0
Defined Benefit Pension Plan of the Corporation
     The Corporation maintains a tax-qualified non-contributory defined benefit pension plan for its employees. The plan has been adopted by each Subsidiary of the Corporation. All employees who have attained age 20-1/2 and have completed at least six months of service are eligible to participate in the plan. The monthly pension benefit payable to an employee at normal retirement age (age 65) will be equal to 1.40 percent of the highest five-year average monthly compensation and multiplied by total years of service, plus 0.65 percent of average monthly compensation in excess of the Social Security covered compensation amount multiplied by years of service to a maximum of 35 years of service with the Corporation or its subsidiaries. For this purpose, an employee’s final average compensation is equal to the average of the monthly compensation paid to such employee during the period of five consecutive years of service prior to retirement which results in the highest average compensation. The compensation taken into account includes all cash compensation paid. The monthly pension benefit calculated under this formula is not subject to any offset or reduction for the employee’s Social Security benefit, but is subject to the annual benefit limitation established by the Internal Revenue Code.
     Employees are eligible to retire and receive monthly benefits under the pension plan at age 65. In addition, employees may elect to begin receiving reduced benefits at an earlier age if they qualify for early retirement by attaining age 55. Pension benefits will generally be paid either as joint and survivor annuities or single life annuities, provided that participating employees who obtain their spouse’s consent may elect to receive their benefits in one of several other optional forms of benefit, including a lump sum distribution of the present value of the benefit.
     The following table shows the total annual pension benefit that would be payable as a life annuity with five years of payments guaranteed to an employee of the Corporation or its Subsidiaries retiring in 2005 at age 65 under the terms of the pension plan, based on specific assumptions about the employee’s total years of service and the level of the employee’s average compensation during his or her final years of service.

Final
Average
Annual	Years of Service
Compensation	15	20	25	30	35
40,000	8,400	11,200	14,000	16,800	19,600

60,000	13,931	18,575	23,219	27,863	32,507

80,000	20,081	26,775	33,469	40,163	46,857

100,000	26,231	34,975	43,719	52,463	61,207

120,000	32,381	43,175	53,969	64,763	75,557

140,000	38,531	51,375	64,219	77,063	89,907

160,000	44,681	59,575	74,469	89,363	104,257

180,000	50,831	67,775	84,719	101,663	118,607

200,000	56,981	75,975	94,969	113,963	132,957

210,000	60,056	80,075	100,094	120,113	140,132
     As of December 31, 2005, Mr. Voight had twenty years of service and a five year average covered compensation of $188,598 and Mr. Miller had nineteen years of service and a five year average covered compensation of $139,899. Mr. McGookey had three years service as of December 31, 2005 and does not have a five year average covered compensation. As of December 31, 2005, Mr. Riesterer had twenty-nine years of service and a five year average covered compensation of $90,377 and Mr. Link had thirty-seven years of service and a five year average covered compensation of $93,021.
Defined Contribution Plan
     The Corporation also maintains a tax-qualified defined contribution plan 401(k) for its employees. The plan has been adopted by each of the Subsidiaries of the Corporation. Effective January 1, 2002, all employees who have completed three months of service are eligible to participate in the plan. Subject to limitations established by the Internal Revenue Code, employees may defer up to 100 percent of annual compensation. The 2005 limit is $14,000; it will be increased in future years for cost of living changes. In 2005, the catch-up provision permits participants age 50 or older to increase their pre-tax salary deferral limit by $4,000. The Corporation may make a matching contribution for all participants who have elected to make salary deferral contributions. The amount of the matching contributions, if any, will be determined each plan year and announced to all participants. The amount of matching contribution for the years 2005, 2004, 2003, 2002 and 2001 was 25 percent of the salary deferred on the first 6 percent deferred. The Internal Revenue Code places a limit on the amount of salary deferred contributions and matching contributions on those employees classed as “highly compensated”. Contributions and matching contributions for highly compensated employees will be limited to an amount that enables the plan to meet certain non-discrimination testing.
Employment and Change in Control Agreements
     The Corporation has an employment agreement with Mr. McGookey that has a term of five years and provides for a minimum salary of $135,000. Mr. Voight, Mr. Miller, Mr. Riesterer and Mr. Link each have executed a change in control agreement with the Corporation. The agreements provide that, if a change in control occurs during the executive’s employment, the Corporation will pay a retention bonus equal to his annual salary and will employ him for twenty-four months after the change in control.
Report of Compensation, Benefits and Liability Committee
     The Corporation’s Compensation, Benefits and Liability Committee studies comparative data concerning the salaries of officers at banks of similar size in setting the salaries of executive officers of the Corporation. It also considers the ability, efforts and results achieved in determining each salary. There is no specific relationship to the Corporation’s performance. Mr. Voight’s salary was determined consistent with this policy in view of the described factors and criteria and did not have a fixed relationship to the performance of the Corporation.
     This report was submitted by the Compensation, Benefits and Liability Committee members who are:

Blythe A. Friedley (Chairman)	George L. Mylander
James D. Heckelman	W. Patrick Murray
Performance Report
     The following is a graph comparing the Corporation’s cumulative total shareholder returns with the performance of the SNL Bank Index (US Companies), the NASDAQ Bank Stock Index, and the Standard & Poor’s 500 Index:
Principal Shareholders
     To the Corporation’s knowledge, except as noted below, no person or entity owns beneficially, directly or indirectly, five percent (5%) or more of the Corporation’s common stock as of December 31, 2005:

Name and Address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership	of Class
George L. Mylander 155 Sunset Drive Sandusky, Ohio	393,183 shares	7.18%
Shareholder Proposals for Next Annual Meeting
     Any proposal that a shareholder wishes to have included in the proxy materials relating to the annual meeting to be held in 2007 must be received by the Secretary of the Corporation no later than November 17, 2006. If a shareholder proposal is received after February 1, 2007, the Corporation may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2007 annual meeting. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Corporation not later than February 17, 2007 (or 15 days after the date of notice or public disclosure if the Corporation provides less than 75 days notice of the meeting), or such proposal will be considered untimely. Proposals by shareholders intended to be presented at the 2007 annual meeting should be mailed or delivered to First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870, Attention: Secretary.
Other Matters
     The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto according to the best judgment of the persons named in the proxy.
Annual Report
     The Corporation’s Annual Report is not intended to be a part of this Proxy Statement. The Corporation’s Annual Report, a consolidation of the report of operations of the Corporation and Annual Report on Form 10-K (as required under the terms of the Securities Exchange Act of 1934), for the calendar year 2005 will be presented at the annual meeting, and a copy has been mailed to shareholders with this Proxy Statement. Additional copies of such Corporation’s Annual Report are available to shareholders without charge upon request to James O. Miller, Executive Vice President, First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870.
By Order of the Board of Directors
Donna J. Dalferro, Secretary
First Citizens Banc Corp

Sandusky, Ohio
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Please complete, date, sign and mail the
detached proxy card in the enclosed postage-prepaid envelope.
You can vote in one of three ways: 1) By mail, 2) By Phone, 3) By Internet.
 See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD,
DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

DETACH PROXY CARD HERE

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Annual Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting, the Corporation’s Proxy Statement for the Annual Meeting and an Annual Report for the 2005 fiscal year.

V O T E R C O N T R O L N U M B E R	A B O V E N A M E H E R E	▶
IMPORTANT

THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PRE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Signature
Signature
Date , 2006

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian or on behalf of a corporation, partnership or other legal entity, please give your full title. If shares are held jointly, each holder should sign.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.
TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2. Visit our Internet voting Site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.
3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.
Please note that all votes cast by Internet must be completed and submitted prior to Friday, April 14, 2006 at 11:59 p.m. Eastern Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.
Please note that all votes cast by telephone must be completed and submitted prior to Friday, April 14, 2006 at 11:59 p.m. Eastern Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote by TELEPHONE, Please Do Not Return Your Proxy Card By Mail

FIRST CITIZENS BANC CORP OF SANDUSKY, OHIO PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE MARKED WILL BE VOTED FOR ALL PROPOSALS.
KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder(s) of First Citizens Banc Corp (hereinafter called “Corporation”), of Sandusky, Ohio, hereby constitute(s) George L. Mylander, Leslie D. Stoneham and J. George Williams, or each of them, proxies and attorneys of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Nineteenth Annual Meeting of said Corporation to be held April 18, 2006, at 10:00 A.M. E.D.T. and any adjournments thereof, and thereat to vote, including the right to vote cumulatively at their discretion, as specified below:
1. On the election of four (4) Directors (Class III) to serve for terms of three (3) years or until their successors are elected and qualified:
☐ FOR all nominees listed below (Except, to withhold authority to vote for any individual nominee, write that nominee’s name on the space marked “Exceptions” provided below.)*
☐ WITHHOLD AUTHORITY to vote for all nominees listed below,
CLASS III 01 Blythe A. Friedley 02 W. Patrick Murray 03 Robert L. Ransom 04 Daniel J. White
* Exceptions:
2. To approve the proposed fees for non-employee directors: ☐ FOR ☐ AGAINST ☐ ABSTAIN
3. To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.
The Board of Directors recommends that shareholders vote “FOR” the nominees listed above. IF NO SPECIFIED VOTE IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF SAID PROPOSALS. If any other business is presented at said meeting, the proxy shall be voted in accordance with the best judgment of the proxies appointed hereby. All shares represented by properly executed proxies will be voted as directed. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by either written notice or notice in person at the meeting, or by a subsequently dated proxy.
The aforesaid proxies are hereby authorized to vote at their discretion on any other matter that may properly come before the annual meeting. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the special meeting and advising the Secretary of the shareholder’s intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of First Citizens at 100 East Water Street, Sandusky, Ohio 44870, Attention: Donna J. Dalferro, Secretary. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.
(to be signed on the other side)